Exhibit 10.4

TECHNOLOGY COOPERATION AGREEMENT

This TECHNOLOGY COOPERATION AGREEMENT (“Agreement”) is entered into as of August 14 2024 (“Effective Date”) by and between World Health Energy Holdings, Inc., a Delaware corporation with offices at 1825 NW Corporate Blvd Suite 110, Boca Raton, Florida 33431 (“When”) and TerraZone Ltd., an Israeli company with offices at 8 Aba Even Blvd. Herzliya 4672526, Israel (“TerraZone”) (each, a “Party” and collectively, the “Parties”).

R E C I T A L S

WHEREAS, each Party develops, markets and sells subscriptions to its own Platform (as defined below); and WHEREAS, the Parties wish to create interoperable versions of their Platforms that would be marketed as two independent, yet interoperable, parts of one Bundled Solution (as defined below).

NOW, THEREFORE, intending to be legally bound, the Parties agree as follows:

1.	DEFINITIONS

1.1.	“Affiliate” with respect to a party, means a corporation, partnership or other entity controlling, controlled by or under common control with such party, but only so long as such control continues to exist. For purposes of this definition, “control” means ownership, directly or indirectly, of more than fifty percent (50%) of the voting rights in such entity (or, in the case of a noncorporate entity, equivalent rights).

1.2.	“As Revised” means including, without limitation, any improvements and derivative works thereof.

1.3.	“Bundled Solution” means the security solution comprising the TerraZone Solution and the When Solution.

1.4.	“Solution” means, in reference to a Party, that Party’s Solution.

1.5.	“Product” means, in reference to a Party, that Party’s Platform and/or Solution.

1.6.	“TerraZone Platform” means TerraZone computer security platform and documentation (As Revised).

1.7.	“TerraZone Solution” means a version of the TerraZone Platform, available as a downloadable computer app, adapted to interoperate with the When Solution (As Revised).

1.8.	“When Platform” means When mobile security platform and documentation (As Revised).

1.9.	“When Solution” means a version of the When Platform, available as a downloadable mobile app, adapted to interoperate with the TerraZone Solution (As Revised).

2.	SCOPE OF THE AGREEMENT

2.1.	Interoperability plan. The Parties wish to achieve interoperability between their Platforms. To this end, TerraZone shall create the TerraZone Solution, and When Shall create the When Solution. The Parties will cooperate as reasonably required so that their Solutions interoperate, as described in the interoperability plan and associated timeline (“Interoperability Plan”) in Exhibit A. The Interoperability Plan shall conclude successfully once each Party sends the other a notice attesting to its determination of successful interoperability and to its intent to move forward (“Notice of Success”).

2.2.	Commercialization. Once each Party sends a Notice of Success to the other, the Parties shall commercialize the Bundled Solution under the terms specified in Exhibit B.

2.3.	Interoperability of new releases. If either Party releases a new version of its Solution, it shall be responsible for testing it and verifying its interoperability with the Solution of the other Party prior to release. In such cases, the other Party shall provide as much technical assistance, and allocate as many resources, as are reasonably needed for that purpose.

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2.4.	Subcontractors. Either Party may engage subcontractors to perform its obligations under this Agreement provided that each Party remains fully responsible and liable for the performance of its subcontractors. Each Party shall bind its subcontractors to terms and conditions necessary to ensure such subcontractor’s compliance with the duties and obligations in this Agreement including, but not limited to, with respect to intellectual property rights and confidentiality.

2.5.	Support, Hosting and Maintenance: each Party, at its own cost and expense, shall be responsible, with respect to its Solution, to:

2.5.1.	host it,

2.5.2.	provide customer support for it, provided, that if one Party’s customer service determines that the source of a problem is the other Party’s Solution, it shall inform the end-user to contact the other Party’s customer support. Notwithstanding the foregoing, the Parties shall work together to resolve any interoperability issue identified by joint customers; and

2.5.3.	revise, update and upgrade it, including the fixing of bugs and security weaknesses.

2.6.	Marketing and publicity: unless otherwise agreed by the Parties in writing, each Party shall be free to market and advertise the Bundled Solution as it sees fit (subject to the terms of this Agreement, including the commercialization terms in Exhibit B, and to using the Registry) at its own cost and expense, provided that (i) such Party shall refrain from making any representations, warranties, or guarantees to customers (and other third parties) regarding the other Party’s Solution that are inconsistent with or in addition to those stated in this Agreement or any marketing plan agreed by the Parties, and (ii) obtain prior written approval from the other Party for all publicity concerning the other Party and/or activities related to this Agreement, including but not limited to public announcements, press releases, marketing statements and materials, postings, or other advertising or public relations activities.

3.	GRANT

3.1.	License by When. Subject to the terms of this Agreement, When hereby grants TerraZone and its Affiliates a non-exclusive, non-transferable, non-sub-licensable, irrevocable (solely during the Term), limited, royalty-bearing license, during the Term of this Agreement, to (i) use the When Platform and the When Solution internally for the purpose of making the TerraZone Solution interoperable with the When Solution, and (ii) to copy, sell, offer to sell, market and distribute the When Solution as part of marketing and commercializing the Bundled Solution to clients.

3.2.	License by TerraZone. Subject to the terms of this Agreement, TerraZone hereby grants When and its Affiliates a non-exclusive, non-transferable, non-sub-licensable, irrevocable (solely during the Term), limited, royalty-bearing license, during the Term of this Agreement, to (i) use the TerraZone Platform and the TerraZone Solution internally for the purpose of making the When Solution interoperable with the TerraZone Solution, and (ii) to copy, sell, offer to sell, market and distribute the TerraZone Solution as part of marketing and commercializing the Bundled Solution to clients.

3.3.	Non-licensed uses prohibited. Neither Party shall use the other Party’s Product in any way other than strictly authorized under the terms of the limited license in this Section 3. Without limiting the generality of the foregoing, neither Party will, nor allow others to, without the other Party’s prior written consent: (a) use the other Party’s Product in any manner not authorized by that Product’s documentation or applicable laws, (b) license or otherwise distribute the other Party’s Product to third parties, (c) modify or otherwise create derivative works of the other Party’s Product; (d) reverse engineer, disassemble, decompile or otherwise attempt to reveal or extract internal or underlying elements from the other Party’s Product; or (e) remove, modify, or conceal any trademark or other indication of source off the other Party’s Product.

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3.4.	All rights reserved. Any rights not expressly granted herein are deemed reserved and neither Party shall make any other use of the other Party’s Product other than as expressly permitted in this Agreement.

4.	INTELLECTUAL PROPERTY RIGHTS

4.1.	Background IP. Each Party owns solely and exclusively all right, title and interest relating to any and all of that Party’s IP (as defined below), including, but not limited to, to that Party’s Platform, created prior to the Effective Date, and any other IP conceived, developed and/or registered by such Party, during the Term (as the term is defined below) or thereafter, independent of this Agreement.

4.2.	Foreground IP. Each Party shall own wholly, solely and exclusively, all right, title and interest in any revision, adaptation, improvement, and any other derivative work of its Platform, including, without limitation, that Party’s Solution (“Foreground IP”).

4.3.	No Joint IP. For the sake of clarity, this Agreement does not create any joint IP, and the Parties are not co-authors. The Bundled Solution consists of the Parties’ two independent Solutions, each owned wholly, solely and exclusively by the respective Party. Each Party waives any and all rights and claims to the other Party’s Solution, and affirms, declares, warrants and represents that it has no right, title and interest in and to the other Party’s Solution. Neither Party shall be allowed to market the Bundled Solution after the expiration or termination of this Agreement.

4.4.	Feedback. As part of the Parties’ performance under this Agreement, or in relation thereto, each Party may provide to the other Party feedback, such as in the form of comments, suggestions, thoughts, observations, lines of code for interoperability, and/or questions regarding the other Party’s Foreground IP (“Feedback”). Each Party hereby grants to the other party a non-exclusive, irrevocable, royalty-free, perpetual, worldwide license to make any use that the Feedback-receiving Party wishes to make of the Feedback for any purpose whatsoever, and waives any and all moral rights that it may have in respect thereto. It is further understood that use of Feedback, if any, may be made by the Feedback-receiving Party at its sole discretion, without any duty to compensate, reward or acknowledge the Feedback-providing Party in any way.

4.5.	No Transfer. Except for the limited licenses explicitly noted in Sections 3.1, 3.2 and 4.3 (Feedback), this Agreement does not transfer any IP from one Party to the other.

4.6.	“Intellectual Property Rights” or “IP” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights related to expressive works of authorship, including, e.g., any copyrights, moral rights, and mask works; (b) rights related to valuable information that is not generally and publicly known, including, e.g., any trade secrets, know-how, data of any kind whatsoever, techniques, methods, ideas, concepts, procedures, formulas, designs, processes, and database rights; (c) rights related to inventions, including, e.g., any patents, discoveries, processes, machines, manufactures and compositions of matter; (d) rights related to designation of origin and/or source, including, e.g., rights in reputation and/or goodwill, trademarks, service marks, trade dress, and trade names, (e) any other proprietary rights in intellectual property of every kind and nature, including economic and beneficial rights and interests and rights to control and/or commercial exploitation of a person’s name, image and likeness; and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the above rights; provided, that the aforementioned shall include (i) any improvement to, and/or derivatives of, any of the above, (ii) such rights, regardless of whether they are protectible under extant intellectual property laws, registered, registrable, or not, and (iii) such rights, regardless of whether their source is proprietary, contractual or other.

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5.	TRADEMARKS

5.1.	Limited license. Subject to the terms of this Agreement, each Party grants the other Party a limited, revocable, non-exclusive, non-transferable, non-sublicensable and royalty-free license for the Term of this Agreement to use that Party’s trademarks, service marks, trade dress, trade names and/or logos (“Trademarks”) solely to display them in the course of providing the Bundled Solution, and/or to advertise the interoperability between the Parties’ Solutions, provided any use of such Trademarks shall be (i) subject to the limitations set forth in Section 2.6 (Marketing and Publicity), and (ii) in accordance with the guidelines of the Party owning the relevant Trademarks.

5.2.	All rights reserved. Each Party maintains exclusive title to its Trademarks and retains all rights not explicitly licensed in this Agreement. Neither Party will: (i) challenge or take any action which interferes with the other Party’s rights in its Trademarks; (ii) directly or indirectly use any Trademarks or any mark or name confusingly similar to any Trademarks of the other Party, as part of its business names or in any manner except as explicitly authorized by the other Party; (iii) register or attempt to register any trademark, any part of trademark, or any mark or name confusingly similar to any the other Party’s Trademarks. Each Party shall have the right to object to and thereby prohibit the use of its Trademarks on any products and services, or in any materials, at any time in its sole discretion. Each Party shall follow the other Party’s policies regarding the use of that other Party’s Trademarks. Either Party may terminate its Trademarks license if, in its reasonable discretion, the other Party’s use of one or more of its Trademarks is likely to cause trademark infringement, trademark dilution or false advertising.

6.	CONFIDENTIALITY

6.1.	Confidential Information. Each Party and its Affiliates may have access to non-public information of the other Party or its Affiliates, in any form or media, including without limitation, trade secrets and other information related to the products, software, technology, intellectual property, testing results, data, know-how, or business of the other Party, and any other information that a reasonable person should have reason to believe is proprietary, confidential, privileged, or competitively sensitive (the “Confidential Information”). The receiving Party’s obligations under this Section, with respect to any Confidential Information of the disclosing Party, shall not apply to and/or shall terminate if such information: (a) was already lawfully known to the receiving Party at the time of disclosure by the disclosing Party; (b) was disclosed to the receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (c) is, or through no fault of the receiving Party has become, generally available to the public; or (d) was independently developed by the receiving Party without access to, or use of, the disclosing party’s Confidential Information.

6.2.	Standard of care regarding Confidential Information. The receiving Party will use the same standard of care to protect the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information, but no less than reasonable care. Neither Party shall use or disclose the Confidential Information of the other Party except for as reasonably necessary for performance of its obligations under this Agreement. The receiving Party shall only permit access to the disclosing Party’s Confidential Information to its and/or its Affiliates’ respective employees, consultants, and subcontractors having a need to know such information, and who are bound by at least equivalent obligations of confidentiality and non-disclosure as those under this Agreement (such recipients being “Authorized Recipients”). The receiving Party is responsible for the compliance of its Authorized Recipients with the confidentiality and non-disclosure obligations of this Agreement. The receiving Party will be allowed to disclose Confidential Information to the extent that such disclosure is required by law or by the order or a court of similar judicial or administrative body, provided that, to the extent permitted by applicable law, it notifies the disclosing Party of such required disclosure to enable disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure. Notwithstanding the foregoing, each Party can disclose the terms and existence of this Agreement to third parties in connection with a due diligence subject to such third parties being bound by at least equivalent obligations of confidentiality and non-disclosure as those under this Agreement.

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6.3.	Duties to return and purge. Unless otherwise agreed by the Parties, upon (a) the disclosing Party’s request (but only if such Confidential Information is not required to exercise a right or perform an obligation under this Agreement); or, (b) in any event, termination or expiration of this Agreement, each Party will return or destroy (and certify such destruction upon request of the disclosing party) the Confidential Information of the other Party, and all copies thereof, in its possession or control, except such Confidential Information as is necessary to continue exercising any rights that survive termination or expiration of this Agreement or as otherwise required to comply with applicable laws. The obligation to return or destroy all copies of Confidential Information does not extend to automatically generated copies which may still exists on servers and back-ups for a reasonable period in line with industry standards provided that the receiving Party shall make no further use of those copies and that the confidentiality obligations herein shall continue to apply until the Confidential Information is fully destroyed.

6.4.	All rights reserved, no transfer. All Confidential Information and any derivatives thereof are and shall remain the exclusive property of the disclosing Party and no rights, interests or license, are granted or implied hereby to have been granted to the receiving Party. Each Party acknowledges and agrees that its products and services contain proprietary information and trade secrets of the owner of the products and services. Each Party will not use any Confidential Information that it gains through use or study of the other’s products and services to facilitate its or any third party’s development of any software programs or other products that would compete with the other’s products and services. Notwithstanding the foregoing, each Party hereby acknowledges and agrees that the other party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information of the disclosing Party. Accordingly, nothing in this Agreement will be construed as a representation or agreement that either Party will not develop or have developed products, services, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information, provided that the receiving Party does not violate any of its obligations under this Agreement in connection with such development.

6.5.	Right to injunctive relief. Each Party acknowledges that a breach by the other Party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may seek an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and a Party may seek the entry of an injunction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

7.	INDEMNIFICATION

7.1.	Indemnity. Each Party (“Indemnifying Party”) will indemnify, defend and hold harmless the other Party, its Affiliates, directors and employees (collectively “Indemnified Party”) from any and all third party claims, demands, liabilities, losses, damages, and all related costs and expenses (including reasonable costs and attorney’s fees) (collectively, “Claims”) arising from, in connection with, or based on, the Indemnifying Party’s (i) performance under this Agreement or in connection therewith, (ii) breach of this Agreement, (iii) breach of any representations, warranties, promises and covenants under this Agreement, and/or based on Claims that the Indemnified Party’s use of the Indemnifying Party’s Solution as authorized by this Agreement (for example, as part of the Bundled Solution) violates, misappropriates or infringes upon the IP of a third party (“IP Claims”).

7.2.	Indemnification conditions. The Indemnified Party shall (i) give the Indemnifying Party written notification of the Claims for which it intends to seek indemnification promptly after becoming aware of them; (ii) allow the Indemnifying Party sole control of the Claims, provided that the Indemnifying Party shall make no admission of fact, fault or liability, and will not settle the Claims without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed; and (iii) shall give the Indemnifying Party all reasonable assistance in connection with the associated negotiations, settlement and/or litigation.

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7.3.	Limitation of indemnity for IP Claims. Notwithstanding the foregoing, the (would-be) Indemnifying Party will have no obligation under this section or otherwise with respect to any IP Claims to the extent based upon: (i) any use of the other Party’s Solution not in accordance with this Agreement or the relevant documentation; (ii) any use of the other Party’s Solution in combination with other products, hardware, equipment, software, or data not authorized in writing by such (would-be) Indemnifying Party to be used with the Bundled Solution; or (iii) any modification of the other Party’s Solution by any person other than the other Party or its authorized agents or subcontractors.

8.	LIMITATION OF LIABILITY

8.1.	NON-DIRECT DAMAGES. NEITHER PARTY AND/OR ITS AFFILIATES SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES (OR ANY DAMAGES SIMILAR TO THOSE), of any kind or nature (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS of ANY OF THE FOLLOWING: use, BUSINESS, PROFITS OR DATA) RELATING TO THIS aGREEMENT, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability) or otherwise, even if that Party has been advised of the possibility of such loss or damages.

8.2.	DAMAGES CAP. EACH PARTY’S TOTAL AGGREGATE LIABILITY FOR ALL ACTUAL AND DIRECT DAMAGES HEREUNDER SHALL NOT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY THAT PARTY FROM THE OTHER PARTY UNDER THIS AGREEMENT DURING THE TWELVE- (12-) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO LIABILITY.

8.3.	EXCEPTIONS TO LIMITATION OF LIABILITY. THE LIMITATIONS OF LIABILITY IN SECTIONS 8.1 AND 8.2 SHALL NOT APPLY WITH RESPECT TO ANY DAMAGES ARISING OUT OF A PARTY’S: (1) GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUDULENT ACT, (2) INDEMNIFICATION OBLIGATIONS IN THIS AGREEMENT, (3) INFRINGEMENT, MISAPPROPRIATION OR OTHERWISE VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, AND/OR (4) BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREIN.

9.	WARRANTIES

9.1.	Mutual Warranties. Each Party warrants to the other Party that: (a) it has the full corporate power and authority to enter into, deliver and perform its obligations under this Agreement; (b) this Agreement, when executed by it, will constitute a valid and legally binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable laws relating to bankruptcy, moratorium and the availability of equitable remedies and legal and public policy restrictions on the enforcement of provisions providing for indemnification; (c) the execution, delivery and performance by such Party of this Agreement will not constitute a breach of, or otherwise conflict with, any of its respective corporate documents or any other agreement, instrument or commitment to which it is subject or by which it is bound; (d) it shall comply with all applicable laws, rules and regulations applicable to performance of the contemplated activities pursuant to this Agreement in any applicable country or jurisdiction.

9.2.	DISCLAIMER OF WARRANTIES. As beteen the Parties, EACH PARTY PROVIDES ITS PRODUCT “AS IS”. EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED AND/OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY ARISING FROM COURSE OF DEALING OR PERFORMANCE.

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10.	TERM AND TERMINATION

10.1.	Term. This Agreement shall become effective as of the Effective Date and will remain in force for a minimum term of 3 (three) years (“Initial Term”). Following the expiration of the Initial Term, this Agreement shall be automatically renewed for additional successive terms of 24 (twenty-four) months (each a “Renewal Term”, and the Initial Term, together with all Renewal Terms, the “Term”), unless either Party gives written notice of termination to the other Party at least 12 (twelve) months prior to the end of the Initial Term or of any Renewal Term.

10.2.	Termination for Cause. Either Party may immediately terminate this Agreement upon notice to the other Party if the other Party: (i) materially breaches this Agreement and, to the extent such breach is curable, fails to cure such breach within 30 (thirty) days after receiving notice of thereof from that Party, or (ii) commences bankruptcy or dissolution proceedings, has a receiver appointed for a substantial part of its assets, or ceases to operate in the ordinary course of business. Any accrued rights and obligations will survive termination under this Section 10.2.

10.3.	Effect of termination. Upon expiration or termination of this Agreement (a) all rights and obligations granted to each Party by the other hereunder shall immediately cease; (b) neither Party shall have the right to represent itself as a partner of the other Party; (c) each Party shall remove all references of the other Party from its website and marketing materials, and shall cease all use of the other Party’s Trademarks; and (d) within 30 (thirty) days, each Party shall return to the other Party, or if impracticable destroy, all materials (tangible, electronic or otherwise) in its possession or control that belong to the other Party and shall certify compliance with this Section 10.3 upon request.

10.4.	Survival. Sections intended, by their nature, to survive termination or expiration of this Agreement, shall so survive, including, without limitation, Sections 4 (Intellectual Property Rights), 6 (Confidentiality), 7 (Indemnification), 8 (Limitation of Liability), 10 (Term and Termination), 11 (Miscellaneous) and Section 6 in Exhibit B (Audits).

11.	MISCELLANEOUS

11.1.	Relationship of Parties. The Parties expressly agree that they are independent contractors under this Agreement and no other relationship is intended, including without limitation a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship or status. Neither Party shall have any right or authority to assume, create, or incur any liability or any obligation on behalf of the other Party. Neither Party shall take any action that expresses or implies a relationship other than that of independent contractor.

11.2.	No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than the Parties any rights, remedies or other benefits under or by reason of this Agreement.

11.3.	Notices. All notices which are required to be given pursuant to this Agreement shall be in writing and shall be sent by overnight courier to the address listed at the preamble of this Agreement, with receipt acknowledged, or by email with an electronic proof of receipt. Notices shall be deemed to have been delivered at the time delivered.

11.4.	Force Majeure. Nonperformance by either Party will be excused to the extent that, and as long as, performance is rendered impossible by strike, fire, flood, riots, terrorism, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control of the non-performing Party and not caused by the negligence of the nonperforming Party.

11.5.	Expenses. Each Party shall bear its own costs and expenses incurred in performing its obligations under this Agreement, unless otherwise agreed by the Parties in writing

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11.6.	Assignment. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement may be assigned by either Party in connection with a merger, consolidation, sale of all of the equity interests of such Party, or a sale of all or substantially all of the assets of the Party to which this Agreement relates. Without derogating from and subject to the abovementioned, this Agreement will bind and benefit each Party and its respective successors and assigns.

11.7.	Export. Each Party shall be responsible for complying with all applicable laws in connection with its use of the Bundled Solution including, but not limited to, U.S. Export Administration Regulations, any other export laws, restrictions, and regulations to ensure that the Bundled Solution and any technical data related thereto is not exported or re-exported, directly or indirectly, in violation of or used for any purposes prohibited by such laws and regulations.

11.8.	Compliance with privacy and data protection laws. Each Party will independently comply with all applicable data privacy, data protection and data security laws, rules and regulations. The Parties acknowledge that, for the purposes of the GDPR and equivalent data protection laws, they each act as independent data controllers concerning their respective customers’ personal data, and there is no controller-processor relationship between TerraZone and When with regards to either Party’s customers’ personal data. If required to enter into additional agreements to comply with applicable laws, including to put in place adequate data transfer mechanisms such as Standard Contractual Clauses, the Parties agree to execute such additional agreements as needed.

11.9.	Waiver, Severability and Modification. The failure of either Party to enforce any rights granted hereunder or to take action against the other Party in the event of any breach hereunder shall not be deemed a waiver by that Party as to subsequent enforcement of rights or subsequent actions in the event of future breaches. If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable and will have no effect on the remainder of this Agreement. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the Parties.

11.10.	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. All disputes arising out of or in connection with the present contract shall be finally and exclusively settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules. The place of arbitration shall be New York, NY. The language of the arbitration shall be English. Notwithstanding the foregoing, each Party may also seek interim relief in any court of competent jurisdiction. The application of a party to a judicial authority for such interim relief shall not be deemed to be an infringement or a waiver of the arbitration agreement and shall not affect the relevant powers reserved to the arbitral tribunal.

11.11.	Entire Agreement. This Agreement, including all exhibits or terms that are incorporated herein by reference, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

11.12.	Counterparts. This Agreement may be executed in electronic counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement and all exhibits attached hereto to be executed by their duly authorized corporate officers as of the dates below:

TerraZone Ltd		World Health Energy Holdings, Inc.]

Signature:	/s/ Amir Mizhar	Signature:	/s/ Giora Rozensweig

Name:	Amir Mizhar	Name:	Giora Rozensweig

Title:	CEO	Title:	CEO

Date:	August 14, 2024	Date:	August 14, 2024

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Exhibit A

Interoperability Plan

The Parties shall make best reasonable commercial efforts to follow the following plan to achieve interoperability between their Solutions, while communicating and cooperating fully throughout:

Task	Party Responsible	Expected Completion Date
Creation of interoperability technical protocol	Joint	Effective Date plus 30
Development of When Solution	When	Effective Date plus 60
Development of TerraZone Solution	TerraZone	Effective Date plus 60
Testing interoperability with the TerraZone Solution	When	Effective Date plus 90
Testing interoperability with the When Solution	TerraZone	Effective Date plus 90
Giving the other Party a Notice of Success	TerraZone, When	Effective Date plus 90

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Exhibit B

Terms of Commercial Exploitation of Bundled Solution

The Parties shall exploit the Bundled Solution commercially as follows:

1.	Announcement: the Parties shall announce the Bundled Solution as one product requiring the installation of two components, the TerraZone Solution, to be installed on desktop and laptop computers, and the When Solution, to be installed on mobile devices.

2.	Branding: the Parties shall mark their Solutions in a way that would convey a sense of interrelatedness. For example, the Parties may label their Solutions “TruePass Computer” and “TruePass Mobile”, and/or by using a similar logo, or using any other mutually agreed upon branding scheme.

3.	Consumer exclusivity: to prevent consumer confusion and to implement an Acquisition Fee (as described below), the Parties shall keep a registry of potential clients at [www.registry.com] (“Registry”). Each Party shall approach prospective clients only after checking that their name does not appear in the Registry, and if so, will register such clients to itself. From the moment of registration, only the registered Party shall approach that potential client concerning the Bundled Solution.

4.	Revenue sharing. The Parties will share revenue from Bundled Solution sales as follows:

a.	Client acquisition fee.

i.	Amount. A Party who sells the Bundled Solution to a new client (“Acquiring Party”) shall retain, as compensation for the sale effort, an acquisition fee in the amount of fifteen percent (15%) (“Acquisition Fee”) of the price actually paid by the client for its first purchase of the Bundled Solution, excluding any Transaction Tax (“Net Sale”). For the sake of clarity, subsequent sales to a past client shall not entitle the Acquiring Party to an Acquisition Fee.

ii.	“Transaction Tax” means any tax, duty, or impost, regardless of its name, that is applied, under applicable law (whether federal, state, local or other law, or agency rule) to a transaction, including, but not limited to, any sales, use, excise or value-added tax.

b.	Distributions. After an Acquisition Fee is retained by the Acquiring Party, the remaining 85% (eighty five percent) of the Net Sale (“Remainder”), or, if no Acquisition Fee is due, the entire Net Sale (either one, a “Distribution”), shall be split between the Parties as follows:

i.	Respecting the first $8M (eight million USD) of all Distributions received by the Parties in the aggregate over time: 75% (seventy five percent) shall go to When, and 25% (twenty-five percent) to TerraZone.

1.	Numerical example. For the sake of clarity, assume that the first use of the Registry shall be by TerraZone, who shall register company X to itself. Assume further that TerraZone shall immediately thereafter make a Net Sale of $1M (one million USD) to company X. If so, of that amount, TerraZone shall retain $150,000 (one hundred and fifty thousand USD) as its Acquisition Fee plus an additional amount of $212,500 (two hundred twelve thousand and five hundred USD) for its share in the Remainder, calculated as 25% (twenty five percent) of the $850,000 (eight hundred and fifty thousand USD) Remainder, and deliver to When $637,500 (six hundred thirty seven thousand and five hundred USD), calculated as 75% (seventy five percent) of the $850,000 (eight hundred and fifty thousand USD) Remainder. Of this sale, the $850,000 (eight hundred and fifty thousand USD) Remainder shall count towards satisfying the aforementioned $8M (eight million USD) threshold.

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ii.	Respecting revenue above the first $8M (eight million USD) of all Distributions received by the Parties in the aggregate over time: the Parties shall split such revenue equally, on a 50% (fifty percent) / 50% (fifty percent) basis.

1.	Numerical Example. For the sake of clarity, assume that by December 31, 2025, the aggregate amount of Distributions received by the Parties was greater than $8M (eight million USD). Assume that on January 1st, 2026, When makes a Net Sale of $1M (one million USD) to company Y, one of its past clients, so no Acquisition Fee is due. If so, When shall retain $500,000 (five hundred thousand USD), calculated as 50% (fifty percent) of the $1M (one million USD) Distribution, and deliver to TerraZone the same amount, calculated the same way.

c.	Payment terms. By the tenth (10th) day following the end of each calendar month, the Acquiring Party shall pay the amounts on account of Bundled Solution revenue received during that prior calendar month to the other Party against receipt of invoice therefrom. The Acquiring Party shall pay any Transaction Tax, which shall be added to the invoice.

d.	Acceleration of payments to When. The Parties’ intention and goal (“Goal”) in Subsection 4.b in this Exhibit B is to have TerraZone pay When, as an initial matter, an amount of $2M (two million USD) out of it would-be 50% (fifty percent) share in Distributions prior to moving to the eventual 50% (fifty percent) / 50% (fifty percent) revenue split arrangement. However, TerraZone shall have the option to accelerate the payment of said $2M (two million USD) amount to When, such as by occasionally (i) making a direct payment, or (ii) choosing a revenue split more favorable to When than the one described in Subsection 4.b.i in this Exhibit B. Should TerraZone choose to accelerate payment, the Parties shall transition to the eventual 50% (fifty percent) / 50% (fifty percent) revenue split once the Goal has been met.

5.	Quarterly reports. Within thirty (30) days following the end of each fiscal quarter during the Term of this Agreement, each Party shall deliver to the other Party a written report (“Report”) setting forth an itemized list of all Net Sales received by it, as an Acquiring Party, during that quarter, and for each specifying the date, name of client, amount received, Acquisition Fee retained (if any), and the amounts due to each Party out of the Distribution, in the format in Schedule 1.

6.	Audits.

a.	Record keeping. Each Party (the “Reporting Party”) shall keep during the Term, in the regular course of business, full and complete records relating to the performance under this Agreement (including, but not limited to, the Reports and the revenue sharing arrangement in Section 4 in this Exhibit B), documenting, among other things, all sales of the Bundled Solution, including quantities, prices, payments, taxes and other charges; clients’ names, contacts and Bundled Solution locations; and the dates of sales, payment, and delivery.

b.	Right to audit. During the Term plus an additional period of twelve (12) months thereafter, each Party (the “Auditing Party”) shall have a right, no more frequently than once every 12 (twelve) months, to audit the records of the Reporting Party relating to a desired period (“Audit Period”) going back no more than sixty (60) months. Said records shall be available for examination, during normal business hours and following reasonable notice, by accountants representing the Auditing Party, who shall be entitled to make copies and extracts and to receive any explanations that may reasonably be requested. The Auditing Party shall provide the Reporting Party with a written report of the findings (“Audit Report”), including any discrepancies, non-compliance and areas for improvement.

c.	Cost. The Auditing Party shall pay its accountants’ fees, except that the Reporting Party shall be responsible for such fees in the event the Audit Report discloses a discrepancy in the Auditing Party’s favor of more than five percent (5%) of the payment due to the Auditing Party for the Audit Period.

d.	Corrective action. The Parties shall work collaboratively to address and rectify any issues and deficiencies identified in the Audit Report. The Parties shall correct any overpayment or underpayment identified therein, provided that any underpayment to the Auditing Party shall be corrected with a five percent (5%) annual interest (respecting any component in the Audit Report).

e.	Confidentiality. All correspondence, records, documents and information exchanged between the Parties relating to all audits shall be considered Confidential Information under this Agreement and handled by the Parties accordingly.

7.	Uniform client agreement. The Parties shall sell the Bundled Solution to clients using the agreement in Schedule 2.

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